FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports Second Quarter 2018 Results
SOUTHFIELD, MI, August 7, 2018 -- Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW") with 65 stores across five states, today announced results for its second quarter ended July 1, 2018.
Second Quarter Information (from continuing operations)

•	Revenue totaled $37.0 million

•	Same-store sales declined 6.4%

•	Net loss was $1.1 million or $0.04 per diluted share

•	Restaurant-level EBITDA(1) was $5.5 million, or 15.0% of sales

•	Adjusted EBITDA(1) was $3.7 million

•	Total debt of $108.2 million was down $5.8 million for the year-to-date period
(1)See attached table for a reconciliation of GAAP net income(loss) to Restaurant-level EBITDA and Adjusted EBITDA
“Our second quarter results reflect the ongoing headwinds that the Buffalo Wild Wings system is facing in the short-term while our franchisor, under new ownership, works to realign media and promotional strategies and reinvigorate the brand,” commented David G. Burke, President and CEO. “Despite the current challenges, we remain optimistic about a turnaround in sales trends as a result of the improved corporate marketing strategy planned for the upcoming football season along with the many other positive developments that are being tested and implemented, from advertising to information technology to menu innovation. We also expect to realize cost benefits as we participate in the leverage from our franchisor’s larger scale and buying power. We expect that the impact from these efforts will begin to be realized in our results later in the year as changes are implemented and gain traction.”
Mr. Burke added, “Given the current operating environment and our anticipated cash outlays for debt repayment and capital improvements, we felt it was prudent to complete an equity offering. The approximately $4.7 million in net proceeds that was recently raised provides confidence that our current cash balance, in addition to our cash flow from operations, will be sufficient to fund our operations, meet our commitments on our existing debt, and ensure ongoing debt covenant compliance.”

Second Quarter Results (from continuing operations)
(Unaudited, $ in thousands)	Q2 2018	Q2 2017	Change	% Change
Revenue	$37,039.1	$39,934.6	$(2,895.5)	(7.3)%
Operating income	$294.7	$721.3	$(426.6)	(59.0)%
Operating margin	0.8%	1.8%
Net loss	$(1,140.2)	$(291.3)	$(848.9)	291.4%
Diluted net loss per share	$(0.04)	$(0.01)	$(0.03)	300.0%

Same-store sales	(6.4)%	(3.7)%

Restaurant-level EBITDA(1)	$5,540.2	$6,617.7	$(1,077.5)	(16.3)%
Restaurant-level EBITDA margin	15.0%	16.6%
Adjusted EBITDA(1)	$3,673.1	$4,622.7	$(949.6)	(20.5)%
Adjusted EBITDA margin	9.9%	11.6%

Year-to-date Results (from continuing operations)
(Unaudited, $ in thousands)	YTD 2018	YTD 2017	Change	% Change
Revenue	$76,572.0	$84,272.6	$(7,700.6)	(9.1)%
Operating income	$1,798.5	$3,087.9	$(1,289.4)	(41.7)%
Operating margin	2.3%	3.7%
Net income (loss)	$(948.4)	$504.2	$(1,452.6)	(288.1)%
Diluted net income (loss) per share	$(0.04)	$0.02	$(0.06)	(300.0)%

Same-store sales(1)	(7.5)%	(2.0)%

Restaurant-level EBITDA(2)	$12,438.3	$15,042.3	$(2,604.0)	(17.3)%
Restaurant-level EBITDA margin	16.2%	17.8%
Adjusted EBITDA(2)	$8,776.8	$10,780.5	$(2,003.7)	(18.6)%
Adjusted EBITDA margin	11.5%	12.8%

(1)Please see attached table for a reconciliation of GAAP net income (loss) to Restaurant-level EBITDA and Adjusted EBITDA

The decrease in sales in the second quarter was the result of reduced traffic and the impact of the revenue deferral related to the Blazin' Rewards loyalty program, partially offset by a new restaurant opening late in second quarter of 2017 and a favorable calendar shift with Easter falling in the 2018 first quarter versus the second quarter in 2017.

General and administrative expenses as a percentage of sales increased to 5.8% in the second quarter from 5.2% due to lower sales volumes. Food, beverage, and packaging costs as a percentage of revenue decreased 140 basis points to 28.5% primarily due to lower traditional chicken wing costs. Average cost per pound for traditional bone-in chicken wings, DRH’s most significant input cost, decreased to $1.66 in the 2018 second quarter compared with $2.03 in the prior-year period.

Balance Sheet Highlights - Continuing Operations
Cash and cash equivalents were $2.5 million at July 1, 2018, compared with $4.4 million at 2017 year-end. Capital expenditures were $0.9 million during the first six months of 2018 and were for minor facility upgrades and general maintenance-type investments, as well as improvements to prepare an open space for sub-lease adjacent to one of our restaurants in the first quarter. DRH does not expect to build any new restaurants nor is it expected to complete any major remodels in 2018. As a result, the Company anticipates its capital expenditures will approximate $1.5 million in fiscal 2018.
Total debt was $108.2 million at the end of the quarter, down $5.8 million since 2017 year-end.
On July 24, 2018 the Company completed an underwritten registered public offering of 6 million shares of common stock at a public offering price of $1.00 per share, including 700,000 shares offered by a certain selling stockholder, for total Company gross proceeds of $5.3 million. DRH also granted the underwriter an option for a period of 30 days to purchase up to an additional 450,000 shares of its common stock to cover over-allotments, if any. DRH intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include repayment of debt.

Webcast, Conference Call and Presentation
DRH will host a conference call and live webcast on Wednesday, August 8, 2018 at 10:00 A.M. Eastern Time, during which management will review the financial and operating results for the second quarter, and discuss its corporate strategies and outlook. A question-and-answer session will follow.
The teleconference can be accessed by calling (201) 389-0879. The webcast can be monitored at www.diversifiedrestaurantholdings.com. A presentation that will be referenced during the conference call is also available on the website.
A telephonic replay will be available from 1:00 P.M. ET on the day of the call through Wednesday, August 15, 2018. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13681116, or access the webcast replay at http://www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with

65 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.

Safe Harbor Statement
Some of the statements contained in this news release and the Company’s August 8, 2018 earnings conference call may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management team with respect to future events, including our financial performance, business and industry in general.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate,” and variations of such words and similar statements of a future or forward-looking nature are intended to identify such forward-looking statements. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions.

Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Any forward-looking statements you read in this news release reflect our views as of the date of this news release with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. You should carefully consider all of the factors identified in this news release that could cause actual results to differ.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Revenue	$37,039,073	$39,934,602	$76,572,030	$84,272,566

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	10,563,039	11,921,549	21,695,416	24,959,976
Compensation costs	10,167,398	10,168,376	20,332,053	21,133,906
Occupancy costs	2,806,370	2,838,826	5,750,210	5,732,677
Other operating costs	7,962,070	8,388,150	16,356,025	17,418,026
General and administrative expenses	2,137,772	2,066,409	4,359,741	4,423,375
Pre-opening costs	—	294,473	—	325,843
Depreciation and amortization	3,100,745	3,271,541	6,267,245	6,904,795
Loss on asset disposal	6,946	264,015	12,797	286,074
Total operating expenses	36,744,340	39,213,339	74,773,487	81,184,672

Operating profit	294,733	721,263	1,798,543	3,087,894

Interest expense	(1,609,987)	(1,642,306)	(3,256,031)	(3,218,260)
Other income, net	20,576	25,140	53,216	52,307

Loss from continuing operations before income taxes	(1,294,678)	(895,903)	(1,404,272)	(78,059)
Income tax benefit of continuing operations	154,468	604,560	455,891	582,296
Income (loss) from continuing operations	(1,140,210)	(291,343)	$(948,381)	$504,237

Discontinued operations
Loss from discontinued operations before income taxes	—	(169,127)	$—	$(132,592)
Income tax benefit of discontinued operations	—	51,380	—	50,385
Loss from discontinued operations	—	(117,747)	—	(82,207)

Net income (loss)	$(1,140,210)	$(409,090)	$(948,381)	$422,030

Basic earnings per share from:
Continuing operations	$(0.04)	$(0.01)	$(0.04)	$0.02
Discontinued operations	$—	$(0.01)	$—	$—
Basic net earnings per share	$(0.04)	$(0.02)	$(0.04)	$0.02

Diluted earnings per share from:
Continuing operations	$(0.04)	$(0.01)	$(0.04)	$0.02
Discontinued operations	$—	$(0.01)	$—	$—
Diluted net earnings per share	$(0.04)	$(0.02)	$(0.04)	$0.02

Weighted average number of common shares outstanding
Basic	26,474,297	26,621,421	26,664,010	26,625,697
Diluted	26,474,297	26,621,421	26,664,010	26,625,697

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	July 1, 2018	December 31, 2017
Current assets
Cash and cash equivalents	$2,520,095	$4,371,156
Accounts receivable	278,876	653,102
Inventory	1,455,683	1,591,363
Prepaid and other assets	614,856	408,982
Total current assets	4,869,510	7,024,603

Property and equipment, net	42,604,823	48,014,043
Intangible assets, net	2,248,372	2,438,187
Goodwill	50,097,081	50,097,081
Other long-term assets	808,145	185,322
Total assets	$100,627,931	$107,759,236

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$3,454,367	$4,561,939
Accrued compensation	1,457,108	1,854,127
Other accrued liabilities	2,900,281	2,404,942
Current portion of long-term debt	11,570,551	11,440,433
Current portion of deferred rent	459,906	411,660
Total current liabilities	19,842,213	20,673,101

Deferred rent, less current portion	2,354,782	2,208,238
Deferred income taxes	2,390,023	2,759,870
Unfavorable operating leases	470,788	510,941
Other long-term liabilities	1,835,244	2,346,991
Long-term debt, less current portion	96,585,984	102,488,730
Total liabilities	123,479,034	130,987,871

Stockholders' deficit
Common stock - $0.0001 par value; 100,000,000 shares authorized; 27,282,385 and 26,633,299, respectively, issued and outstanding	2,648	2,625
Additional paid-in capital	22,156,108	21,776,402
Accumulated other comprehensive income (loss)	662,976	(283,208)
Accumulated deficit	(45,672,835)	(44,724,454)
Total stockholders' deficit	(22,851,103)	(23,228,635)

Total liabilities and stockholders' deficit	$100,627,931	$107,759,236

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	July 1, 2018	June 25, 2017
Cash flows from operating activities
Net income (loss)	$(948,381)	$422,030
Net loss from discontinued operations	—	(82,207)
Net income (loss) from continuing operations	(948,381)	504,237
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,267,245	6,904,795
Amortization of debt discount and loan fees	144,717	104,970
Amortization of gain on sale-leaseback	(104,071)	(67,696)
Loss on asset disposals	12,797	286,074
Share-based compensation	387,785	181,922
Deferred income taxes	(456,087)	(632,681)
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	374,226	143,276
Inventory	135,680	33,233
Prepaid and other assets	(205,874)	58,922
Intangible assets	(20,000)	(8,653)
Other long-term assets	(19,504)	40,822
Accounts payable	(1,021,198)	(75,913)
Accrued liabilities	79,595	(941,964)
Deferred rent	194,790	(4,448)
Net cash provided by operating activities of continuing operations	4,821,720	6,526,896
Net cash used in operating activities of discontinued operations	—	(82,207)
Net cash provided by operating activities	4,821,720	6,444,689

Cash flows from investing activities
Purchases of property and equipment	(906,414)	(3,571,296)
Net cash used in investing activities	(906,414)	(3,571,296)

Cash flows from financing activities
Proceeds from issuance of long-term debt		3,215,641
Repayments of long-term debt	(5,758,311)	(6,358,310)
Proceeds from employee stock purchase plan	41,950	28,919
Tax withholdings for restricted stock units	(50,006)	—
Net cash used in financing activities	(5,766,367)	(3,113,750)

Net decrease in cash and cash equivalents	(1,851,061)	(240,357)

Cash and cash equivalents, beginning of period	4,371,156	4,021,126

Cash and cash equivalents, end of period	$2,520,095	$3,780,769

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net Income (Loss) and Adjusted EBITDA and Adjusted Restaurant-Level EBITDA

	Three Months Ended (Unaudited)		Six Months Ended (Unaudited)
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Net Income (Loss)	$(1,140,210)	$(409,090)	$(948,381)	$422,030
+ Loss from discontinued operations	—	117,747	—	82,207
+ Income tax benefit	(154,468)	(604,560)	(455,891)	(582,296)
+ Interest expense	1,609,987	1,642,306	3,256,031	3,218,260
+ Other income, net	(20,576)	(25,140)	(53,216)	(52,307)
+ Loss on asset disposal	6,946	264,015	12,797	286,074
+ Depreciation and amortization	3,100,745	3,271,541	6,267,245	6,904,795
EBITDA	$3,402,424	$4,256,819	$8,078,585	$10,278,763
+ Pre-opening costs	—	294,473	—	325,843
+ Non-recurring expenses (Restaurant-level)	—	—	—	14,300
+ Non-recurring expenses (Corporate-level)	270,693	71,457	698,218	161,554
Adjusted EBITDA	$3,673,117	$4,622,749	$8,776,803	$10,780,460
Adjusted EBITDA margin (%)	9.9%	11.6%	11.5%	12.8%
+ General and administrative	2,137,772	2,066,409	4,359,741	4,423,375
+ Non-recurring expenses (Corporate-level)	(270,693)	(71,457)	(698,218)	(161,554)
Restaurant–Level EBITDA	$5,540,196	$6,617,701	$12,438,326	$15,042,281
Restaurant–Level EBITDA margin (%)	15.0%	16.6%	16.2%	17.8%

Restaurant-Level EBITDA represents net income (loss) plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. Adjusted EBITDA represents net income (loss) plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide additional metrics by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.

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